UNITED STATES

SECURITY AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2003

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification Number)

Three First National Plaza, Chicago, Illinois 60602-4260

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 726-2600

Item 9.	Regulation FD Disclosure

From time to time, Sara Lee intends to provide the following historical information regarding capital expenditures to members of the financial and investment community:

	(In millions)
Capital Expenditures	2003	2002	2001
Sara Lee Meats	$143	$194	$142
Sara Lee Bakery	116	115	21
Beverage	194	185	106
Household Products	41	36	40
Intimates and Underwear	208	113	206

Total Segment Capital Expenditures	702	643	515
Other	44	26	9
Discontinued operations	—	—	8

Total	$746	$669	$532

The information in this Report is furnished, not filed, under Item 9 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2003

SARA LEE CORPORATION
(Registrant)

By:	/s/ Wayne R. Szypulski
Senior Vice President – Controller

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